Policy 3411
Short Term Incentive Plan

Short Term Incentive Plan (STIP)
Non-Unionized Employees (Canada) and US Salaried Employees

Issuing Department: Human Resources

Policy Statement
Canadian Pacific offers a Short Term Incentive
Plan (the "Plan"), to recognize the contribution that each
regular, non-unionized and US salaried employee makes to the Railway’s achievement of its business objectives.

Accountability
The Management Resources and Compensation Committee of the Board of Directors of Canadian Pacific Railway (the "Committee") has complete authority to interpret and define individual and group eligibility and to establish rules and regulations required to properly administer the Plan. The Board may also suspend, amend or terminate this Plan at any time.

On an annual basis, managers are responsible for guiding their employees in the objective setting process. Managers must conduct regular progress reviews throughout the year, evaluate performance against objectives at year end and report results to Human Resources.

Employees are responsible for setting and striving to achieve their annual performance objectives and for soliciting performance feedback from their managers.

Human Resources is responsible for interpreting this policy, guiding its administration and supporting employees and managers applying the policy.

Process and Application
Plan Year	The Plan Year runs from January 1 to December 31.

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Policy 3411
Short Term Incentive Plan

Eligibility
Regular employees who participate in the Company’s non-unionized compensation program are eligible to participate in the Plan provided they join the Plan prior to October 1st in their first year of participation.

Employees must complete three (3) months (65 working days) of cumulative active service in the Plan year in order to be eligible for a STIP payout.

Transfers and Joint Ventures	Employees transferred or seconded to employers participating in a joint venture with CP may be designated as participants in the Plan by the Company.

Temporary Replacements
Unionized employees who temporarily assume a non-
unionized position will be eligible for STIP, provided the temporary assignment commences prior to October 1st of the Plan year and has a minimum continuous duration of three (3) months (65 working days) in the Plan year.

Plan Objectives
The objectives of the Plan are:

•    to tie a part of the employee’s compensation directly to CP's results;

•    to reward the achievement of individual and team objectives that support CP's achievement of its annual business plans and long-term strategy; and

•    to maintain the competitiveness of CP's compensation program.

Ending Participation
Participation in the Plan ends when the employee reverts
to a unionized position at the Company’s request, retires or terminates their employment with CP.

Employees who revert to a unionized position at their own initiative prior to payout will not be eligible for a STIP award.

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Policy 3411
Short Term Incentive Plan

Target Award Levels
For each Plan Year the Committee establishes the
various classes of participants, the weighting of each
performance measure assigned to each class and the Target Award Levels.  Employee level determines their Target Award Levels. Target Award Levels are expressed as a percentage of annual salary and are the basis for calculating STIP awards.

Weighting of Corporate Individual Components
Individual STIP awards are based on two components, individual and corporate. STIP award payouts are based on an employee’s group and weighting category at year end.

 The following table outlines the weighting for corporate and individual performance for the various management levels in the organization:

     LEVEL CORPORATE    INDIVIDUAL
     Level A to F    75%                         25%
     Level 1               60%                         40%
     Level 2 to 6     50%                         50%

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Policy 3411
Short Term Incentive Plan

Assessing PMP Objectives
The individual component of STIP awards is tied directly to the individual’s PMP objectives established under the Performance Management Program (PMP). A PMP rating (from Unsatisfactory to Outstanding) will be assigned to each of the individual’s PMP objectives.
The performance ratings are determined on the basis of three dimensions:

1.    achievement of objectives against the standards and measures established for each objective;
2. context of performance throughout the year; and
3. peer clustering of employees into a distribution profile established by the Company.

The context of performance dimension considers the “how” of the achievement and adds a necessary judgmental component to the assessment process. The demonstration of company values must be considered.

Taking the three dimensions into account, through the calibration process, an overall PMP rating and an overall STIP attainment level, based on the scales below, are determined for the employee’s individual performance component.

Overall PMP Overall STIP
Rating Attainment Level
Outstanding        170% - 200%
Exceeds        125% - 165%
Achieved          90% - 110%
Partially Achieved      50% - 85%
Unsatisfactory              0%

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Policy 3411
Short Term Incentive Plan

Potential Corporate Payout Levels
Annually, the Committee establishes the performance criteria, the weighting assigned to each performance criterion and corporate performance target levels for the STIP Program.

Each corporate performance criterion will have three levels of performance and payout.

a)    Exceptional Level - 200% of Target Award Level assigned to the corporate component where the actual CP performance meets or exceeds the exceptional level established by the Committee;

b)    Target Level - 100% of Target Award Level assigned to the corporate component where the actual CP performance meets the target level established by the Committee;

c)    Threshold Level - 50% of Target Award Level assigned to the corporate component when the actual CP performance level for the Plan Year is at the threshold level established by the Committee; and

Where the actual CP performance falls between the threshold and exceptional levels, the payout level will be prorated.

Where the actual CP performance falls below the threshold
level, no awards will be paid under the corporate component.

Corporate Hurdle
For each Plan Year, the Committee establishes a minimum level of corporate performance, below the threshold level, called the corporate hurdle. If the Company’s performance falls below this hurdle, no awards will be paid under the individual or corporate components.

Individual Hurdle
If individual performance levels are unsatisfactory, no award will be paid to the individual under the corporate or individual components.

In addition, the CEO has the discretion to not pay an award for the corporate component in any individual instance.

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Policy 3411
Short Term Incentive Plan

CP Net Loss
The Committee has the discretion to adjust the amount of awards so that payment of awards under the Plan does not result in a net loss for CP. No awards will be paid if CP has a net loss for the Plan Year.

Calculation of Awards
Awards are calculated by performing the following
calculation:

Target Award Level multiplied by the weighting for the individual component, multiplied by the annual salary in effect at the end of the Plan Year, multiplied by the STIP attainment level added to
the Target Award Level, multiplied by the weighting for the corporate component, multiplied by the annual salary in effect at the end of the Plan Year, multiplied by the weighting of the performance measure, multiplied by the payout level. This calculation is repeated for each of the Company’s performance measures.
For sample STIP calculations, see Appendix 1.

Payment of Awards
Awards to be paid out in any Plan Year, will be paid
as soon as possible after CP financial results are determined, the Committee has approved a payout, and the participants’ performance has been assessed under PMP.

Joining Plan Before October 1st	New entrants prior to October 1 of the plan year will have their award for that year prorated based on the length of time they have been a member of the Plan.

Leaving the Plan Before April 1st	Employees who cease participation in the Plan prior to April 1 of the Plan Year will not be eligible for any STIP Award for the Plan Year.

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Policy 3411
Short Term Incentive Plan

Leaves of Absence
Leaves of absence (LOA) are those periods when an
employee is not actively at work i.e. short or long term
disability, personal, maternity, parental, educational leaves.
Participants who take a leave of absence greater than 30
consecutive days (22 working days) during the year will have their award prorated based on the length of time in active
service during the year.

Potential STIP Awards will be held for participants who take a personal (non-medical or educational) leave of absence. Eligibility for STIP will be determined at the end of the LOA. If the participant decides not to return it will be considered a voluntary resignation and the participant will not be eligible for a STIP Award. The payment of any STIP Award will only occur when the participant returns from the LOA.

Transfers	Participants transferring on or after April 1st of the Plan Year to a position to which this plan does not apply will have their award prorated based on the length of time in the eligible position.

Termination without Cause
Participants whose employment is terminated by the
Company without cause on or after April 1st of the Plan Year will continue to participate in the Plan until their last day actively at work. If all program conditions are met, (i.e. Company performance and individual performance warrants a payout), they will receive a prorated award based on the length of time they participated in the plan during the year.

Retirements
Employees that retire on or after April 1 of the plan year without a severance payment are eligible for a prorated STIP award provided:
•    they are at least 55 years of age with a minimum of 10 years of service from their last hire date
•    have provided the required 3 month notice of retirement as outlined in Retirement Policy 8101

Termination for Cause
Employees who are terminated for cause during the
year will not receive an award for the year in which
their employment ended. They will also not be eligible to receive any award not yet paid at the time of their termination for cause.

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Policy 3411
Short Term Incentive Plan

Resignation	Employees who resign prior to the STIP payout date will not be eligible for an award for the previous or current plan year.

Death
When a participant dies on or after April 1st of the Plan Year, if all program conditions are met, a prorated award based on the length of their membership in the Plan during the year will be paid to the participant's estate.

Administration
Setting PMP Objectives
The STIP cycle begins with the establishment of PMP
Objectives. In discussion with their manager and/or team leader, participants are responsible for the development of their PMP objectives and assigning weightings.

Assigning Weights	PMP objectives are weighted according to their relative importance. The total value of all PMP objectives must equal 100%.

Reporting Results	By the end of January, annually, managers should have STIP attainment levels reported to Human Resources for the previous Plan Year.

Additional Information	For additional information, please contact your HR Field Representative or Employee Services by e-mail at Employee_Services@cpr.ca, or toll free at 1 (866) 319-3900.

Peter Edwards Vice President Human Resources and Labour Relations

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Policy 3411
Short Term Incentive Plan

Cross Reference
Policy 2210 - Employment Categories
Policy 3001 - Compensation Program
Policy 5611 - Performance Management Program
Policy 8503 - Compensation & Benefits for Unionized Employees who Temporarily Assume Non-Unionized Positions
Policy 8101 - Retirement Policy
Policy 3410 – Annual Salary Program

(U.S. only disclaimer: This policy statement represents the current policy and practice of CP regarding the Short Term Incentive Plan for non-unionized employees and may be changed from time to time by CP without notice. Nothing in this policy is intended to create any contract, agreement or other obligation by CP with any of its employees.)

APPENDIX 1 - Sample STIP Calculations

Level 5 with annual salary of $65,000, PMP rating of Achieves at 100%
Target Award Level	Individual Component	Annual Salary	PMP Rating %	Individual Component Award
10%	50%	$65,000	100%	$3250
Added to
Target Award Level	Corporate Component	Annual Salary	Corporate Component %	Corporate Component Award
10%	50%	$65,000	100% (at target)	$3,250
STIP Award total $6,500

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Policy 3411
Short Term Incentive Plan

Level 4 with annual salary of $85,000, PMP rating of Exceeds at 125%
Target Award Level	Individual Component	Annual Salary	PMP Rating %	Individual Component Award
15%	50%	$85,000	125%	$7,969
Added to
Target Award Level	Corporate Component	Annual Salary	Corporate Component %	Corporate Component Award
15%	50%	$85,000	50% (Threshold)	$3,188
STIP Award total $11,157

Level 3 with annual salary of $105,000, PMP rating of Achieves at 110%
Target Award Level	Individual Component	Annual Salary	PMP Rating %	Individual Component Award
17.5%	50%	$105,000	110%	$10,106
Added to
Target Award Level	Corporate Component	Annual Salary	Corporate Component %	Corporate Component Award
17.5%	50%	$105,000	0% (Below Threshold)	$0
STIP Award total $10,106

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